UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A

____________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Soliciting Material Pursuant to § 240.14a-12

CLENE INC.

(Name of Registrant as Specified in Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 6, 2021

Dear Stockholder:

You are cordially invited to attend Clene Inc.’s 2021 Annual Meeting of Stockholders on Tuesday, May 18, 2021 at 1:00 p.m. Mountain Daylight Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CLNN2021. The Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the Annual Meeting.

We hope that you can join us. However, whether or not you plan to attend, please vote your shares as soon as possible so that your vote will be counted.

Sincerely,
Robert Etherington President, Chief Executive Officer and Director

Clene Inc.
6550 South Millrock Drive, Suite G50
Salt Lake City, Utah 84121

April 6, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To the stockholders of Clene Inc:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Clene Inc., a Delaware corporation (the “Company”), will be held virtually on Tuesday, May 18, 2021 at 1:00 p.m. Mountain Daylight Time. The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted via a live audio webcast at http://www.virtualshareholdermeeting.com/CLNN2021 for the following purposes:

1.      to elect three directors to serve until the 2024 annual meeting of stockholders of the Company;

2.      to adopt the Second Amended and Restated Certificate of Incorporation of the Company, thus increasing the authorized number of shares of Common Stock, par value $.0001, to 150,000,000;

3.      to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2021; and

4.      to transact any other business that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Proposal No. 1 relates solely to the election of the three directors nominated by the Company’s board of directors (the “Board”) and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

The Board has selected Thursday March 25, 2021 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on the Record Date may vote at the meeting or any adjournment thereof. A list of stockholders as of that date will be available for inspection during ordinary business hours at our principal executive offices at 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121 for ten days before the Annual Meeting. If you would like to view the list, please contact us to schedule an appointment by emailing ir@clene.com. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.

Except for those stockholders that have already requested printed copies of our proxy materials, the proxy materials for the Annual Meeting will be furnished to you online. We anticipate that on or about April 6, 2021, we will mail or email our stockholders of record a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our 2021 Proxy Statement and 2020 Annual Report on Form 10-K and how to vote online. If you prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability to request a printed copy of the proxy materials.

We believe that mailing or emailing the Notice of Internet Availability and posting the proxy materials online allows us to provide you with the information you need more quickly while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

All stockholders of record are cordially invited to attend the 2021 Annual Meeting virtually. You will be able to attend the meeting virtually, submit your questions and vote your shares electronically during the meeting by visiting http://www.virtualshareholdermeeting.com/CLNN2021. You will not be able to attend the 2021 Annual Meeting in person. This approach provides for the health and safety of our stockholders and employees in light of the evolving public health and safety considerations posed by the ongoing coronavirus pandemic.

For instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability you received in the mail, the section titled “How do I Vote” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible in accordance with the instructions provided to you in the Notice of Internet Availability to ensure that your vote is counted at the Annual Meeting.

Any stockholder of record attending the virtual Annual Meeting may vote at the Annual Meeting even if such stockholder has previously returned a proxy. Each stockholder may appoint only one proxy holder to attend the Annual Meeting on such stockholder’s behalf. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Jerry Miraglia General Counsel and Corporate Secretary

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement but does not contain all of the information you should consider before voting. Please read the entire Proxy Statement carefully.

Annual Meeting of Stockholders	Meeting Agenda
Date: Tuesday, May 18, 2021	• Election of three directors to serve until the 2024 annual meeting of stockholders of the Company
Time: 1:00 p.m. Mountain Daylight Time	• Adoption of the Second Amended and Restated Certificate of Incorporation of the Company, increasing the number of our authorized shares of Common Stock to 150,000,000
Place: The 2021 Annual Meeting can be accessed by visiting http://www.virtualshareholdermeeting.com/CLNN2021 and following the instructions found in the notice.	• Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2021
Record Date: Thursday, March 25, 2021	• Transact any other business that properly comes before the Annual Meeting
Voting: Stockholders as of the record date are entitled to vote; each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals

Voting Matters and Vote Recommendation

Voting Matter	Board Vote Recommendation
1. Election of three directors	For each nominee
2. Adoption of the Second Amended and Restated Certificate of Incorporation of the Company	For
3. Ratification of Deloitte as our independent registered public accounting firm for fiscal year 2021	For

Election of our Director Nominees

Our Board recommends that stockholders vote to re-elect Fiona Costello, M.D., Jonathon T. Gay and Reed N. Wilcox, each to serve a three-year term expiring at the 2024 annual meeting of stockholders or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal. See Proposal No. 1 “Election of Directors” for more information.

Adoption of the Second Amended and Restated Certificate of Incorporation of the Company

Our Board recommends that stockholders vote to approve the adoption of the Second Amended and Restated Certificate of Incorporation of the Company, increasing our number of authorized shares of Common Stock to 150,000,000. See Proposal No. 2 “Adoption of the Second Amended and Restated Certificate of Incorporation of the Company” for more information.

Approval of Auditors for Fiscal Year 2021

Our Board recommends that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2021. See Proposal No. 3 “Ratification of the Appointment of Our Independent Registered Public Accounting Firm” for more information.

2022 Annual Meeting

Stockholder proposals submitted for inclusion in our 2022 proxy statement pursuant to SEC Rule 14a-8 must be received by us no later than December 7, 2021.

Notice of stockholder proposals to be raised from the floor of the 2022 Annual Meeting of Stockholders outside of SEC Rule 14a-8 must be delivered to us no earlier than November 26, 2021 and no later than December 26, 2021.

THIS PROXY IS SOLICITED BY CLENE INC.

About Clene Inc.

Clene Inc. is a clinical-stage pharmaceutical company pioneering the discovery, development, and commercialization of novel clean-surfaced, nanotechnology (“CSN”) therapeutics. On December 30, 2020 (the “Closing Date”), we consummated a previously announced business combination (the “Reverse Recapitalization”) pursuant to a merger agreement, dated as of September 1, 2020 (the “Merger Agreement”), by and among Clene Nanomedicine, Inc. (“Clene Nanomedicine”), Tottenham Acquisition I Limited (“Tottenham”), Chelsea Worldwide Inc., a Delaware corporation and wholly owned subsidiary of Tottenham (“PubCo”), Creative Worldwide Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company as the representative of the Company’s stockholders. Tottenham was a British Virgin Islands company incorporated as a blank check company, also called a “SPAC,” for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

The Reverse Recapitalization was effected in two steps: (i) Tottenham was reincorporated to the state of Delaware by merging with and into PubCo (the “Reincorporation Merger”); (ii) promptly following the Reincorporation Merger, Merger Sub was merged with and into Clene Nanomedicine, resulting in Clene Nanomedicine becoming a wholly owned subsidiary of PubCo (the “Acquisition Merger”). On the Closing Date, Pubco changed its name from Chelsea Worldwide Inc. to Clene Inc. (“Clene”) and listed its shares of common stock, par value $0.0001 per share (“Common Stock”) on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CLNN.” The aggregate consideration for the Acquisition Merger was $543,390,059.55, paid in the form of 54,339,004 newly issued shares of common stock of PubCo (“PubCo Common Stock”) valued at $10.00 per share.

We also entered into subscription agreements with various investors for the private placement of Common Stock (the “PIPE”), all of which closed shortly before the closing of the Reverse Recapitalization. Under the PIPE, 2,239,500 shares of Common Stock (the “PIPE Shares”) were sold, resulting in net proceeds of $22.2 million. Pursuant to the subscription agreements, investors in the PIPE also received warrants to purchase a number of shares equal to one-half (1/2) of the number of PIPE Shares, totaling 1,119,750 shares of PubCo Common Stock, at an exercise price of $0.01 per share for each of the PIPE Shares, subject to a 180-day holding period.

Throughout this Proxy Statement, the “Company,” and references to “we,” “us,” or similar such references should be understood to be references to the combined company, Clene Inc., including its subsidiaries, one of which is Clene Nanomedicine, Inc. When this Proxy Statement references “Clene” and describes the business of Clene, it refers to the business of Clene Nanomedicine, Inc. and its subsidiaries, prior to the consummation of the Reverse Recapitalization. Following the date of the Reverse Recapitalization, references to “Clene” should be understood to reference Clene Inc. and its subsidiaries. Given that the Reverse Recapitalization is accounted for as a reverse recapitalization and the accounting acquirer is Clene Nanomedicine, Inc., the post-Reverse Recapitalization financial statements of the Company show the consolidated balances and transactions of Clene Inc. and its subsidiaries.

As of March 31, 2021, 59,526,171 shares of Common Stock of Clene are outstanding, and each share of Common Stock has one vote.

GENERAL INFORMATION

Q:     Who is soliciting my proxy?

A:     The Company’s Board is sending you this Proxy Statement in connection with the Board’s solicitation of proxies for use at the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by mail, telephone, email, or fax, or online during the meeting We have hired Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:     Who is paying for this solicitation?

A:     We will pay for the solicitation of proxies. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Q:     What am I voting on?

A:     You will be voting on three proposals.

         Proposal No. 1 is for the election of Jonathon T. Gay, Reed N. Wilcox, and Fiona Costello, M.D. to the Board for a three-year term ending at the 2024 Annual Meeting of Stockholders.

         Proposal No. 2 is the approval of the Second Amended and Restated Certificate of Incorporation of the Company, which will increase the number of authorized shares of Common Stock to 150,000,000.

         Proposal No. 3 is the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021.

Q:     Who can vote?

A:     Only our stockholders of record at the close of business on March 25, 2021 may vote. Each share of Common Stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:     Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:     Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials (consisting of the Notice of Annual Meeting, this Proxy Statement, the corresponding proxy form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020) over the Internet. Therefore, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. Starting on the date of distribution of the Notice, all stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request printed copies may be found in the Notice. If you request printed versions of the proxy materials by mail, the materials will also include a proxy card or other voting instruction form.

         As permitted by SEC rules, we will deliver one Annual Report or Proxy Statement to multiple stockholders sharing the same address unless we have received contrary instructions. We will, upon written or oral request, deliver a separate copy of our Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of our Annual Report or Proxy Statement was delivered and will include instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of our Annual Report or Proxy Statement in the future. Stockholders wishing to receive a separate Annual Report or Proxy Statement in the future or stockholders sharing an address wishing to receive a single copy of our Annual Report or Proxy Statement in the future may contact us at ir@clene.com or at:

Clene Inc.

Attention: Investor Relations Department

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

801-676-9695

Q:     What is the difference between a stockholder of record and a “street name” holder?

A:     If your shares are registered directly in your name with Continental Stock Transfer & Trust, our stock transfer agent, you are considered the stockholder of record for those shares.

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank or other nominee how to vote their shares using the method described under “How do I vote and how do I revoke my proxy?” below.

Q:     How do I vote and how do I revoke my proxy?

A:     If you hold your shares in your own name as a stockholder of record, you may vote your shares online during the Annual Meeting or by proxy. To vote by proxy, please vote in one of the following ways:

1.      Via the Internet.    You may vote through the Internet at www.proxyvote.com by following the instructions provided in the Notice.

2.      Via Telephone.    If you received your proxy materials or request printed copies by mail, stockholders located in the United States may vote by calling the toll-free number found on the proxy card.

3.      Via Mail.    If you received your proxy materials or request printed copies by mail, you may vote by mail by marking, dating, signing and mailing the proxy card in the envelope provided.

         Voting by proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote online during the meeting — by voting during the Annual Meeting you automatically revoke your proxy. You also may revoke your proxy at any time before the applicable voting deadline of May 17, 2021 at 11:59 p.m. Eastern, by giving our Secretary written notice of your revocation, by submitting a later dated proxy card or by voting again using the telephone or Internet (your latest telephone or Internet proxy is the one that will be counted).

         If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option — “For,” “Withhold Authority,” or “Abstain” (for Proposal No. 1) and “For,” “Against,” or “Abstain” (for Proposal No. 2 and No. 3) — for your proxy to be counted on that matter. If you validly vote your shares over the Internet or by mail but do not provide voting instructions on all or any voting proposal, the individuals named as proxyholders will vote your shares FOR the director nominees, FOR Proposal No. 2 and FOR Proposal No. 3. In that case, the proxyholders will have full discretion and authority to vote in the election of directors.

         If your shares are registered in street name, you must vote your shares in the manner prescribed by your broker, bank or other nominee. In most instances, you can do this over the telephone or Internet, or if you have received or request a hard copy of the Proxy Statement and accompanying voting instruction form, you may mark, sign, date and mail your voting instruction form in the envelope your broker, bank or other nominee provides. The materials that were sent to you have specific instructions for how to submit your vote and the deadline for doing so. If you hold shares in street name and would like to revoke your proxy, you must follow the broker, bank or other nominee’s instructions on how to do so. If you wish to vote during the Annual Meeting, you must obtain a legal proxy from the broker, bank or other nominee holding your shares.

Q:     What is the deadline for submitting a proxy?

A:     Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day. To be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on May 17, 2021. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:     What constitutes a quorum?

A:     On the record date, we had 59,526,171 shares of Common Stock, $0.0001 par value, outstanding. Voting can take place online during the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the Annual Meeting are present at the meeting or represented by proxy.

Q:     What are abstentions and broker non-votes and how do they affect voting?

A:     Abstentions — If you specify that you wish to “abstain” from voting on an item, your shares will not be voted on that item. Abstentions are counted toward establishing a quorum. Abstentions have no effect on the election of directors, but are included in the shares entitled to vote on Proposal No. 2 and No. 3. On Proposal No. 2 and No. 3, abstentions have the effect of a vote against the proposal.

         Broker Non-Votes — If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote these shares on certain “routine” matters, such as the ratification of the appointment of the independent registered public accounting firm. However, on non-routine matters such as the election of directors your broker must receive voting instructions from you, because your broker does not have discretionary voting power for those particular items. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on “routine” matters, broker non-votes are counted toward determining the outcome of that “routine” matter.

Q:     What vote is needed?

A:     For Proposal No. 1, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election.

         For Proposal No. 2 and No. 3, an affirmative vote of the majority of shares present at the meeting or represented by proxy at the Annual Meeting and entitled to vote is required.

Q:     Is cumulative voting permitted for the election of directors?

A:     No, in accordance with our certificate of incorporation, you may not cumulate your votes for the election of directors.

Q:     Can I vote on other matters?

A:     You are entitled to vote on any other matters that are properly brought before the Annual Meeting. Our Bylaws limit the business conducted at any annual meeting to (1) business in the notice of the Annual Meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has met the requirements for submitting stockholder proposals provided in our Bylaws. Under our Bylaws, a stockholder must notify our Secretary in writing (at our Salt Lake City, Utah headquarters) of the proposal not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2022 Annual Meeting of Stockholders will be no earlier than January 18, 2022 and no later than February 17, 2022. The notice must give a brief description of the business to be brought before the Annual Meeting, the reasons for conducting the business and the text of the proposal, as well as the name and address of the stockholder giving the notice and the beneficial owner on whose behalf the proposal is made, the number of shares owned and information about that beneficial ownership, all as detailed in our Bylaws. The notice must also describe any material interest the stockholder or beneficial owner has in the business and arrangements between such stockholder or beneficial owner and any other person in connection with the proposal and must include certain representations, all as detailed in our Bylaws.

         We do not currently expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the “Exchange Act”).

Q:     When must I submit a proposal to have it considered for presentation in next year’s proxy materials?

A:     To have your stockholder proposal be considered for presentation in the proxy statement and proxy card for our 2022 Annual Meeting of Stockholders, rather than just voted upon at the meeting without inclusion in the proxy statement and proxy card, a stockholder must submit to our Secretary (at our Salt Lake City, Utah headquarters) a written proposal no later than December 7, 2021. The submission must contain the information required under Rule 14a-8 under the Exchange Act.

Q:     How do I suggest potential candidates for director positions?

A:     A stockholder may suggest one or more potential candidates for consideration by the Board as nominees for election as one of our directors at an annual meeting of stockholders. Pursuant to our governing documents and the General Corporation Law of the State of Delaware, this can be done by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) not less than 90 days nor more than 120 days before the anniversary of the prior year’s annual meeting, which for the 2022 Annual Meeting of Stockholders will be no earlier than January 18, 2022 and no later than February 17, 2022. The notice must include all information about the potential candidate that must be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including the potential candidate’s written consent to being named as a nominee and serving as a director) and a description of all material monetary agreements during the past three years and any other material relationships between such stockholder and a beneficial owner on whose behalf the potential candidacy is made and their affiliates and associates, or others acting in concert, on the one hand, and each potential candidate, and their affiliates and associates, or others acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the stockholder were a “registrant,” all as described in our Bylaws. The notice must also include certain additional information about and representations by, the stockholder and/or the beneficial owner, all as detailed in our Bylaws.

Q:     How does the Board select nominees for election to the Board?

A:     The Nominating and Corporate Governance Committee will consider potential candidates for directors submitted by stockholders, in addition to those suggested by other Board members and members of our management, and does not evaluate potential candidates differently based upon the source of the potential candidate. The Nominating and Corporate Governance Committee considers and evaluates each properly submitted potential candidate for director in an effort to achieve a balance of skills and characteristics on the Board, as well as to ensure that the composition of the Board at all times adheres to the independence requirements applicable to companies listed on the Nasdaq Stock Market LLC (“Nasdaq”) and other regulatory requirements applicable to us. Please refer to “Proposal No. 1  — Election of Directors” and our Code of Business Conduct and Ethics (a copy of which can be found at invest.clene.com) for additional details on our policy, process and membership criteria. A stockholder may recommend potential candidates for director by notifying our Corporate Secretary in writing (at our Salt Lake City, Utah headquarters) as detailed in the question and answer above.

Q:     How may I communicate with the Board?

A:     Stockholders and other interested parties may communicate with the Board, the Board’s Chairman or any other director or with the independent directors as a group or any other group of directors through the Board’s Chairman by sending an email to board@clene.com. Messages received will be forwarded to the appropriate director or directors.

Q:     When and where is the Annual Meeting being held?

A:     The Annual Meeting will be held on Tuesday, May 18, 2021 at 1:00 p.m. Mountain Daylight Time. The meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast available at http://www.virtualshareholdermeeting.com/CLNN2021. If you have any questions about attending the Annual Meeting, please contact us via email at ir@clene.com.

Q:     How can I find the results of the Annual Meeting?

A:     Preliminary results will be announced at the Annual Meeting. Final results will also be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

BOARD RECOMMENDATION VOTE “FOR” THE NOMINEES

Our Board

Our Board has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered three-year terms. The terms of office of our Class I directors will expire at the upcoming Annual Meeting. The terms of office of our Class II directors will expire at the annual meeting of stockholders to be held in 2022. The terms of office of our Class III directors will expire at the annual meeting of stockholders to be held in 2023.

The Board believes it is in the Company’s best interest to continue to have a classified board structure, with three-year terms for its directors, due to the uniqueness of the Company’s assets and strategies. The Company’s focus on the research and development of pharmaceuticals requires long-term business strategies. We believe that this requires the Company’s directors to have a long-term outlook and understanding rather than a focus on short-term results. We believe that this focus on long-term results will serve the Company well and create value for our stockholders. Further, we believe that the classification of our Board will encourage experience and leadership stability and will assure desirable continuity in leadership and policy.

Selection of Nominees

Based on the recommendations from the Nominating and Corporate Governance Committee, our Board has nominated three continuing directors, Fiona Costello, M.D., Jonathon T. Gay and Reed N. Wilcox to stand for re-election to the Board, each to serve a three-year term expiring at the 2024 annual meeting of stockholders or until the election and qualification of their respective successors or until their earlier death, retirement, resignation or removal.

Dr. Costello and Mr. Gay are each independent directors as defined by applicable Nasdaq Stock Market standards governing the independence of directors. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve on the Board if elected. However, if any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our Board.

Nominees for Election for a Three-Year Term Ending with the 2024 Annual Meeting:

Fiona Costello, M.D. Age: 51 Clene Inc. Director Since: 2020 Independent

Dr. Costello is a professor affiliated with the Departments of Clinical Neurosciences and Surgery (Ophthalmology), University of Calgary and a Clinician Scientist with the Hotchkiss Brain Institute (HBI). She completed her medical school (1995) and Neurology residency training (2000) at Memorial University of Newfoundland, and then embarked on a clinical fellowship in Neuro-Ophthalmology at the University of Iowa (2000 – 2002). Since 2007, she has run a clinical practice in Calgary as a neuro-ophthalmologist, serving the needs of patients with disorders involving the visual pathways and the central nervous system. Dr. Costello’s area of research focuses on using the eye as a model for brain disorders including multiple sclerosis and tumors. She has published nearly 120 peer-reviewed papers, 21 book chapters and has been invited to give over 220 national and international presentations in numerous academic venues. Dr. Costello’s advanced medical training and area of research make her valuable as a director in guiding the Company’s decisions regarding research, development and commercialization of its drug candidate products.

Dr. Costello did not serve as a director of Clene Nanomedicine, Inc. prior to the Reverse Recapitalization.
Committee Memberships • None

Jonathon T. Gay Age: 43 Clene Inc. Director Since: 2020 Independent

Mr. Gay is a Managing Partner at Kensington-SV Global Innovations LP (KSV), a growth stage investment firm which he co-founded in 2018. Prior to joining KSV, Mr. Gay served for five years as a Managing Partner and co-led the investment strategy of Kensington Capital Ventures, an investment group within Kensington Capital Holdings. While there, he oversaw transaction and execution of deals and monitored portfolio companies. Previous to co-leading KCV, he was a principal at KCH, a single-family office where he focused on PE/VC fund and direct investment strategies. Prior to joining KCH, Mr. Gay worked as a Vice President at HGGC in Palo Alto, California. While at HGGC, Mr. Gay performed functions in all aspects of the firm’s private equity practice including fund raising, investment sourcing, investment analysis and deal execution. Prior to joining HGGC, Mr. Gay served as an Operations Analyst at Sorenson Capital. Mr. Gay received his MBA from the Fuqua School of Business at Duke University. Mr. Gay was selected to serve as a director due to his investment experience in healthcare and biotech industries; expertise in venture, growth equity and late-stage investments; and proven business acumen. Mr. Gay served as a director of Clene Nanomedicine, Inc. for part of the 2020 calendar year prior to the Reverse Recapitalization.

Committee Membership • Nominating and Corporate Governance Committee
Reed N. Wilcox Age: 72 Clene Inc. Director Since: 2020

Mr. Wilcox was a co-founder of Clene and served as its chief development officer from March 2013 to September 2014. From January 2015 to September 2019, Mr. Wilcox has provided strategic innovation and growth consulting services to Clene. Mr. Wilcox has extensive experience in management, growth and strategy consulting, having served as Vice President and Director of Boston Consulting Group, co-founder and chief development officer of General Resonance LLC, and founder and owner of Resonance RNW LLC. Since September 2014, Mr. Wilcox has been president, trustee and member of the board executive committee of Southern Virginia University, a private liberal arts college in Buena Vista, Virginia. Mr. Wilcox earned a bachelor’s degree in economics and international relations summa cum laude from Brigham Young University, MBA with High Distinction as a Baker Scholar from Harvard Business School, and Juris Doctor degree cum laude from Harvard Law School. Mr. Wilcox is an inventor on over 20 US patents and has extensive international business experience in Europe, China and Africa. His perspective as a co-founder of Clene and his strong background in strategy and innovation qualify him for service on the Board. Mr. Wilcox served as a director of Clene Nanomedicine, Inc. from 2013 until the Reverse Recapitalization.

Committee Memberships • None

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES AS DIRECTOR.

PROPOSAL NO. 2
APPROVAL OF THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF THE COMPANY

(INCREASING AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000)

BOARD RECOMMENDATION

VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF THE COMPANY, THUS

INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000

Overview

The Company’s Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Common Stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock (the “Preferred Stock”). On March 31, 2021, the Company had no shares of Preferred Stock and 59,526,171 shares of Common Stock issued and outstanding.

In addition, there were approximately 7,032,590 shares issuable upon the exercise of options granted under the 2014 Stock Plan, approximately 5,566,363 shares of Common Stock issuable upon exercise of warrants and 1,000,000 shares of Common Stock reserved for future issuance under the 2020 Employee Stock Purchase Plan. We do not intend to issue any additional options under the 2014 Stock Plan and have not yet begun to use the 2020 Employee Stock Purchase Plan. Currently, there are 11,870,000 shares available for the grant of options under the 2020 Equity Incentive Plan (the “Plan”). In connection with the Reverse Recapitalization, a total of 53,286,115 stock options of Clene Nanomedicine common stock were cancelled and the holders thereof in exchange received 0.1320 newly issued stock options of Clene Inc. Common Stock for a total of 7,032,590 stock options, which is equal to 95% of the Exchange Ratio. Pursuant to the Merger Agreement, the Company also issued an aggregate of up to 370,136 RSUs to the option holders which complements the 5% closing payment shares held in escrow for Clene Nanomedicine common shareholders. The number of shares issuable in connection with these RSUs will not be known until the expiration of the escrow under the Merger Agreement. In addition, the Company issued an aggregate of up to 1,136,961 RSUs to option holders to complement the earn-out payments that would be contingently issued to certain current Clene Nanomedicine shareholders upon the achievement of milestones set forth in the Merger Agreement.

The Board has unanimously approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to effect an increase in the number of authorized shares of Common Stock from 100,000,000 to 150,000,000 (the “Authorized Share Increase”). The Board has not approved an increase in the shares of Preferred Stock. The additional shares of Common Stock authorized by the Authorized Share Increase, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized. A copy of the Second Amended and Restated Certificate of Incorporation as anticipated to be filed if Proposal No. 2 is approved is attached hereto as Exhibit A. The description of the Second Amended and Restated Certificate of Incorporation herein is qualified entirely by reference to Exhibit A.

The additional shares of Common Stock authorized by approval of Proposal No. 2 could be issued at the discretion of the Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, including in connection with the issuance and exercise of warrants, a split of or dividend on then-outstanding shares or in connection with any employee stock plan or program. Except to the extent required by applicable law or regulation, any future issuances of authorized shares of Common Stock may be approved by the Board without further action by the stockholders. The availability of additional shares of Common Stock would be particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock where such approval might otherwise be required.

Although the Board will issue Common Stock only when required or when the Board considers such issuance to be in the Company’s best interests, the issuance of additional Common Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders.

Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. While it may be deemed to have potential anti-takeover effects, the proposed increase in the number of authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management. The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the recommended increase.

If Proposal No. 2 is approved, the Board plans to file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly thereafter. The Second Amended and Restated Certificate of Incorporation will become effective on the date of filing by the Secretary of State of the State of Delaware. The text of the Second Amended and Restated Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the planned increase in the authorized number of shares of Common Stock.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SECONDED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

BOARD RECOMMENDATION VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

The firm of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2020. Below is summary information about PwC’s fees for services provided for fiscal year 2020.

Fiscal Year	2020
Audit Fees(1)	$2,426,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$2,426,000

____________

(1)      Audit Fees consist of professional services rendered for the audits of our financial statements and reviews of quarterly financial statements. The Audit Fees also include fees of $1,456,000 related to services performed in connection with the Reverse Recapitalization, which was completed in December 2020.

Detailed disclosure of the audit and tax fees we paid to PwC in 2020 may be found in the “Audit Fees” section of this Proxy Statement.

Despite having adequately fulfilled their role as our independent registered public accounting firm for fiscal year 2020, after careful consideration, our Audit Committee has determined not to appoint PwC as our auditors for the fiscal year ending December 31, 2021. Rather, our Audit Committee has appointed Deloitte to serve as our auditors for the fiscal year ending December 31, 2021.

Based on information in the Audit Committee Report provided elsewhere in this Proxy Statement, our Audit Committee is satisfied that Deloitte is sufficiently independent of management to perform its duties properly. Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of Deloitte as our independent registered public accounting firm for fiscal year 2021. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of Clene Inc. and its stockholders.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting is required to ratify this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

CORPORATE GOVERNANCE

Role of the Board of Directors

Our Board oversees the chief executive officer (“CEO”) and other senior management in the competent and ethical operation of Clene on a day-to-day basis and assures that the long-term interests of stockholders are being served.

Our key governance documents, including our Code of Business Conduct and Ethics and each standing committee’s charter, are available at www.invest.clene.com/governance/governance-documents. When describing meetings of the Board and its committees, and attendance thereat, this Proxy Statement refers to the board and committees of Clene Nanomedicine, Inc. prior to the Reverse Recapitalization, and to the Board and committees of Clene Inc. following the Reverse Recapitalization. We have not provided information regarding meetings of Tottenham, PubCo or Merger Sub prior to the Reverse Recapitalization because we believe they are not relevant and none of the directors of those entities have continued as directors of the Company. The Board met nine times during 2020, and each member of the Board who served during 2020 attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during 2020, and (ii) the total number of meetings held by each committee of the Board on which such member served during 2020.

The Board’s Role in Risk Oversight

The Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the Board by the audit committee. The audit committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Composition of the Board and its Committees

Board Structure

Our Board has fixed the number of directors at nine. Under our charter, our Board is divided into three classes, designated as Class I, Class II and Class III. Each class serves staggered three-year terms. The Board is committed to inclusiveness and diversity, and has adopted a Board Diversity Policy.

The Board does not believe that rotating committee members at set intervals should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Board member’s committee membership for a longer period.

The annual cycle of agenda items for Board and committee meetings reflects Board and committee requests and changing business and legal issues. The Board receives regularly scheduled presentations from our finance, legal and compliance departments and major business units and operations, and reviews enterprise risk at least annually. The Board’s and committees’ annual agenda includes review of, among other items, our long-term strategic plans and periodic reports on progress against these plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects, the evaluation of the CEO and management, and Board succession.

We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each current director attended at least 75% of the total Board meetings and meetings of the committees on which they served that were held in fiscal year 2020. All directors of the Company are strongly encouraged to attend our annual meeting of stockholders. The combined Company did not hold an annual meeting of stockholders in 2020.

Standing Committees

Each of our standing committees has a written charter approved by the Board that clearly establishes the committee’s roles and responsibilities. Copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Code of Business Conduct and Ethics, can be found through the “Governance” link on the Investors page on our website at www.clene.com. Please note that information on, or that can be accessed through, our website is not part of these proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, and, except for information filed by the Company under the cover of Schedule 14A, is not deemed to be proxy soliciting materials.

Our president and CEO and other executive officers will regularly report to the non-executive directors and Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

The following table provides summary information about the director nominees and our other Board members.

Name	Age	Director Since	Occupation	Other Public Boards	AC	CC	NC	Independent
Nominees for election for a three-year term ending with the 2024 annual meeting
Jonathan T. Gay	43	2020	Managing Partner of Kensington-SV Global Innovations LP	—	—	—	M	✓
Reed N. Wilcox	72	2013	President of Southern Virginia University	—	—	—	—	—
Fiona Costello, M.D.	51	2020	Professor affiliated with the Departments of Clinical Neurosciences and Surgery (Ophthalmology), University of Calgary and a Clinician Scientist with the Hotchkiss Brain Institute.	—	—	—	—	✓

Class II Directors continuing in office until 2022 annual meeting
John H. Stevens, M.D.	60	2015	Chief Executive Officer of HeartFlow, Inc.	—	—	M	M	✓
Chidozie Ugwumba (FE)	38	2020	Managing Director and Co-Head of the Direct and Impact Investment Group of WIT, LLC	—	M	—	—	✓
David J. Matlin	59	2020	Chief Executive Officer of MatlinPatterson Global Advisers LLC	2	—	—	C	✓

Class III Directors continuing in office until 2023 annual meeting
Shalom Jacobovitz (CB) (FE)	60	2013	Chief Executive Officer of CiVi Biopharma, Inc.	—	M	C	—	✓
Robert Etherington	54	2013	President and Chief Executive Officer of Clene Inc.	—	—	—	—	—
Alison H. Mosca (FE)	47	2019	Managing Director and Chief Executive Officer of Kensington Capital Holdings	—	C	M	—	✓

____________

(CB)  Chairman of the Board

(FE)   Audit Committee Financial Expert

C       Chair

M       Member

AC     Audit Committee

CC     Compensation Committee

NC     Nominating and Corporate Governance Committee

The total number of meetings of the Board held during our last fiscal year was nine. The director nominees are all current directors, and all members of the Board attended at least 75% of the aggregate of all fiscal year 2020 meetings of the Board and each committee on which each director served.

Audit Committee

Members:

The Audit Committee consists of Ms. Mosca, the chair, Mr. Ugwumba, and Mr. Jacobovitz.

Member Qualifications

Each member of the Audit Committee meets the additional requirements regarding independence for Audit Committee members under Nasdaq listing requirements. The Board has determined that Ms. Mosca, Mr. Ugwumba, and Mr. Jacobovitz are each an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act based upon their professional experience and education.

Committee Functions:

The Audit Committee oversees our accounting and financial reporting process and audits of financial statements. It also assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of our internal audit function and of the independent registered public accounting firm and (v) the principal risk exposures facing the Company that are related to financial statements, legal, regulatory and other similar matters, such as risks related to cybersecurity, as well as the Company’s related mitigation efforts. Additionally, the Audit Committee is responsible for preparing prepares the Audit Committee Report included in our Proxy Statement. It also provides the Board with the results of its monitoring and any additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board’s attention.

Meetings:

The Audit Committee took all of its actions in 2020 by unanimous written consent.

Compensation Committee

Members:

The Compensation Committee consists of Mr. Jacobovitz, the chair, Dr. Stevens, and Ms. Mosca.

Member Qualifications

In addition to being independent, each member of the Compensation Committee is a “non-employee director” for purposes of the Exchange Act. No member of the Compensation Committee was at any time during fiscal years 2019 or 2020, or at any other time, one of our officers or employees. None of our executive officers has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any entity, one of whose executive officers served as a director of our Board or member of our compensation committee.

Committee Functions:

The Compensation Committee is responsible for overseeing our compensation program and determining the compensation of our executive officers. The Compensation Committee Evaluates our compensation and incentive plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans. Additionally, it reviews and discusses with management and recommends to the Board whether the disclosures under “Compensation Discussion and Analysis” should be included in our Proxy Statement. The Compensation Committee is also tasked with, at least annually, assessing the risks associated with our compensation policies, and reports to the Board and the Audit Committee whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

The Compensation Committee also reviews the compensation paid to directors for service on the Board and its committees. It provides advice on management development matters that have major implications for the growth, development, and depth of our management team, including reviewing succession plans.

The Compensation Committee reviews, approves and when appropriate makes recommendations to the Board regarding the compensation of all executive officers. The Compensation Committee meets with its independent advisors and other independent members of the Board to determine the CEO’s compensation. Additionally, the Compensation Committee has the power to grant incentive and non-statutory stock options and restricted stock units and other forms of stock awards to employees, officers, directors, and consultants.

Meetings:

The Compensation Committee was formed in 2020 and did not meet separately from the full board during that year.

Compensation Committee Advisors

To independently assist and advise the Compensation Committee, the Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its compensation consultant. The engagement with FW Cook is exclusively with the Compensation Committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses. FW Cook does not have any relationship with the Company or management except as it may relate to performing services on behalf of the Compensation Committee.

Nominating and Corporate Governance Committee

Members:

The Nominating and Corporate Governance Committee consists of Mr. Matlin, the chair, Mr. Gay and Dr. Stevens.

Member Qualifications

Each member of the Nominating and Corporate Governance Committee must be independent in accordance with Nasdaq rules.

Committee Functions:

The Nominating and Corporate Governance Committee identifies qualified individuals who should be considered for current or upcoming vacancies on the Board, consistent with the qualification criteria approved by the Board. It also reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders. The Nominating and Corporate Governance Committee is also responsible for identifying Board members who are qualified to fill vacancies on any Board committee and recommending that the Board appoint the identified member or members to the applicable committee.

The Nominating and Corporate Governance Committee also reviews and recommends applicable corporate governance principles to the Board. Additionally, it oversees the evaluation of the Board and management team and handles such other matters as are specifically delegated to the committee by the Board from time to time.

The Company has adopted a policy strongly discouraging directors and officers from engaging in transactions that hedge or offset any decrease in the market value of the company, or are designed to do so.

Meetings:

The Nominating and Corporate Governance Committee was formed in 2020 and did not meet separately from the full board that year.

Corporate Governance Policies and Practices

We are committed to strong corporate governance. Our governance policies and practices include:

Ethical Conduct and Strong Governance

•        The Board has adopted a Code of Business Conduct and Ethics applicable to all our employees, including the executive officers, and our directors.

•        The Code of Business Conduct and Ethics articulates clear corporate governance policies, which include basic director duties and responsibilities.

•        The fundamental responsibility of the Board is to represent the interests of the stockholders of the Company. In fulfilling its responsibilities, the Board performs the following principal functions: (i) reviewing corporate strategy, annual operating budgets, mergers and acquisitions over a certain threshold and significant financings; (ii) providing general oversight of the Company’s business; (iii) selecting, evaluating, and compensating the Company’s CEO and other executive officers; (iv) evaluating and establishing Board processes, performance and compensation; (v) selecting directors; and (vi) monitoring legal and ethical conduct.

•        We have a hotline for employees to report concerns regarding ethics and financial matters, including accounting, internal controls, and audit concerns, and have established procedures for anonymous submission of these matters.

•        Each director is responsible for disclosing to the Nominating and Corporate Governance Committee and General Counsel situations that such director reasonably believes give rise to a potential conflict of interest or related person transaction. The Board, upon recommendation of the Nominating and Corporate Governance Committee and after consultation with the Company’s legal counsel, determines on a case-by-case basis or where it deems appropriate by specific category whether such a conflict of interest or related person transaction exists. Please refer to the discussion under “Certain Relationships and Related Transactions” for more information.

•        The Board conducts an annual assessment on its effectiveness and the effectiveness of each of its committees.

•        Directors are expected to attend all stockholder meetings.

•        The Board encourages directors to participate in developmental continuing education programs applicable to their position as a director of the Company, including, but not limited to, those recommended by the Nominating and Corporate Governance Committee.

Director Independence

•        The Company currently has an independent non-employee director as Chairman.

•        A majority of the Board members are independent of the Company and our management.

•        All members of our Board committees — the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee — are independent.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics (our “Code of Business Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website. Our Code of Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct on our website.

Our Code of Business Conduct also provides that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the Nominating and Corporate Governance Committee, subject to the exceptions described below.

A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by our Code of Business Conduct.

Under our Code of Business Conduct, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of our Code of Business Conduct. In addition, under the Code of Business Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Our Code of Business Conduct requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

Our Audit Committee has determined that certain transactions will not require the approval of the Audit Committee including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and transactions available to all employees generally.

Directors and Executive Officers

Robert Etherington.    Mr. Etherington has been Clene’s President, Chief Executive Officer and Director since April 2013 and is in charge of overall management, business, and strategy of Clene. Mr. Etherington has over 28 years of experience in commercialization of pharmaceuticals and biotech products. Mr. Etherington began his pharmaceutical career with a number of sales and marketing roles at Parke-Davis, a division of Pfizer, culminating in a Team Leader position over the drug Lipitor. He left Pfizer in 2000 to be the founding Director of Marketing during the IPO year of Swiss-based, Actelion Pharmaceuticals, focused in cardiopulmonary disease. Mr. Etherington has served on the board of BioUtah, an independent trade association serving the life science industry in the State of Utah, including a term as Vice-chair, Chairman and Executive Chair, since June 2016. Mr. Etherington has also been a director of Corsair LLC, a privately held biotechnology company, since March 2018. Mr. Etherington obtained a bachelor’s degree of art from Brigham Young University in August 1990. He received his master’s degree of business administration from Brigham Young University in April 1992, majored in business with a pharmaceutical healthcare emphasis. Mr. Etherington also completed the alumnus-granting General Management Program in Harvard University in June 2011. Mr. Etherington was selected to serve on the board of directors because, as CEO of Clene, he provides valuable operational and strategic insights to the board’s decision-making process. The Board also values and benefits from Mr. Etherington’s experience in the pharmaceutical industry

Mark Mortenson.    Mr. Mortenson is Clene’s co-founder (2013) and Chief Science Officer of Clene. Mr. Mortenson is the co-inventor of the technology platform developed to produce clean-surface nanocrystal (CSN™) therapeutics, as well as the inventor/co-inventor on 30 other US patents and hundreds of corresponding foreign patents. Mr. Mortenson is a former chief patent counsel responsible for approximately 5,500 patents and patent applications in the United States and 44 foreign countries, and is the former Chief Operating Officer of research, development, and manufacturing for an advanced materials-based company of over 300 employees. Mr. Mortenson received his bachelor’s degrees in physics and in ceramic engineering from Alfred University in 1980, his master’s degree in material science from Pennsylvania State University in 1982, and his Juris Doctor from George Washington University in 1986.

Dr. Robert Glanzman.    Dr. Glanzman has been Clene’s Chief Medical Officer since July 2019. Dr. Glanzman is board certified in neurology, and a Fellow of the American Academy of Neurology. Dr. Glanzman spent seven years as Assistant Clinical Professor at Michigan State University, where he maintained clinical practice, taught residents and acted as principal investigator for numerous clinical trials. Dr. Glanzman spent eight years at Pfizer as Senior Medical Director and Team Leader of the medical affairs team for interferon beta-1a (Rebif). In 2007, he moved to Novartis where he oversaw the successful Phase III development of fingolimod (Gilenya) and the commercial launch of interferon beta-1b (Extavia), in the US. In 2009, he was recruited by the Roche Group as Global Development Team Leader for the ocrelizumab (Ocrevus) program from the end of Phase II through the initiation of Phase III, in 2012. Following this, he held positions of increasing responsibilities at Purdue Pharmaceuticals, Nektar Therapeutics and, from December 2015 to June 2019, was Chief Medical Officer of GeNeuro S.A. Dr. Glanzman has co-authored numerous peer-reviewed publications. Dr. Glanzman received a bachelor’s degree of science in biology from the University of North Carolina at Charlotte in 1982. He obtained a doctorate in medicine from the Wake Forest University School of Medicine in 1987. Dr. Glanzman’s clinical training includes an internship in internal medicine at the NY Medical College, completed in 1988, a residency in neurology at the University of Michigan, completed in 1991, and a fellowship in diagnostic nuclear medicine at Duke University, completed in June 1992.

Dr. Ted (Tae Heum) Jeong.    Dr. Jeong has been Clene’s Chief Financial Officer since December 2020. Dr. Jeong has more than 20 years of experience as a venture capitalist and a financial executive. He is a Managing Partner at KSV Global Innovations, a growth-stage investment firm which he co-founded in 2018. Before becoming CFO of Clene, Dr. Jeong was CFO of Rexahn Pharmaceuticals, Inc. (Nasdaq: REXN), an oncology and CNS-focused biopharmaceutical company, from 2002 to 2018, where he completed equity financings totaling more than $170 million and was also responsible for forming strategic alliances and executing license deals in the U.S., Europe, and Asia. From 1997 to 2002, he served as the Senior Investment Manager at Hyundai Venture Investment Corporation, a subsidiary of the Hyundai Motors conglomerate and one of the largest venture capital firms in South Korea, where he operated two of the first healthcare venture capital funds in Korea. From 2019 to 2021, he also served on the board of directors of Neurobo Pharmaceuticals (Nasdaq: NRBO), where he was chair of the audit committee. Dr. Jeong received his bachelor’s and master’s degrees of science in chemistry from Pohang University of Science & Technology. He also holds a master of science in finance degree from Johns Hopkins University, and a doctorate of management from the University of Maryland.

Shalom Jacobovitz.    Mr. Jacobovitz has been Clene’s director since March 2013 and the chairman of Clene’s Board since November 2015, and is in charge of supervising and providing independent judgement to our Board, as well as overall strategic planning and business planning of Clene. Mr. Jacobovitz has over 30 years of professional experience in the development of pharmaceuticals and biotech products. From October 2003 to April 2013, Mr. Jacobovitz served as the President of Actelion Pharmaceuticals U.S., Inc., a subsidiary of Actelion, and was responsible for implementing strategies globally. From April 2013 to February 2018, Mr. Jacobovitz was the Chief Executive Officer of American College of Cardiology, and was responsible for developing and implementing strategies and managing the members. Since March 2018, Mr. Jacobovitz has been serving at CiVi Biopharma, Inc., a biopharmaceutical company based in the United States, as the Chief Executive Officer and in charge of the overall management and business strategies. Mr. Jacobovitz received his bachelor’s degree of science in biology from the Western University (formerly known as the University of Western Ontario) in 1986. Mr. Jacobovitz was invited to serve as a director of Clene because of his extensive experience in the pharmaceutical and biotech industries, training in strategy and proven leadership qualities.

Alison Mosca.    Ms. Mosca has been on Clene’s board of directors since September 2019. Ms. Mosca is a Managing Director & CEO of Kensington Capital Holdings, the firm she co-founded in 2008. Ms. Mosca brings over 25 years of experience, focused on private family wealth management, including wealth structuring, preservation and transfer, philanthropic advising, tax, investment and risk management counsel. Prior to founding Kensington Capital Holdings, Ms. Mosca built a multi-family office within Audax Group, a leading middle-market private equity firm for the founding members and their families. Previous to her work at Audax Group, Ms. Mosca spent several years at PricewaterhouseCoopers. Her experience at PricewaterhouseCoopers included the Private Client Group & Audit Assurance serving a variety of clients, including broker-dealers, venture capital & private equity funds and their general partners, investment managers, insurance, high tech and manufacturing companies. Ms. Mosca’s experience also includes both non-profit and for-profit board level experience and mentoring. Ms. Mosca is a Certified Public Accountant, she received her MS with distinction in Personal Financial Planning from Bentley University and her BS, cum laude with university honors program distinction, in Accounting from Northeastern University. Ms. Mosca was selected as director because of her deep experience in financial, accounting and both public and private investment matters.

Dr. John Stevens.    Dr. Stevens has been Clene’s director since November 2015. From March 2013 to July 2015, he also served as the chairman of Clene’s Board. Dr. Stevens founded Heartport, Inc., a minimally invasive cardiac surgery company that was acquired by Johnson & Johnson in 2001, and served as the Chief Technology Officer with that company from 1996 to 2001. Dr. Stevens co-founded Amp Resources, a renewable energy company, and served as the executive chairman of the board. Dr. Stevens co-founded Sundrop Fuels, Inc. and served as the Chief Executive Officer. From April 2010 to May 2019, and again beginning in January of 2021, Dr. Stevens was the co-founder of and served as the Chief Executive Officer at HeartFlow, Inc., a medical technology company focusing on cardiovascular disease. Dr. Stevens received a bachelor’s degree of science in psychology and communications from University of Utah in 1982. He obtained a doctor of medicine degree in medicine from Stanford University in June 1987. Dr. Stevens was chosen to serve as a director due to his medical credentials, understanding of human physiology, depth of knowledge and experience in clinical, ethical, quality and regulatory requirements for a healthcare company, and for his knowledge regarding investing in growth-oriented companies.

Chidozie Ugwumba.    Mr. Ugwumba has been on Clene’s board of directors since 2020. Since 2018, Mr. Ugwumba has served as a Managing Director and the Co-Head of the Direct and Impact Investment Group of WIT, LLC  — an investment management entity affiliated with Walton Enterprises. In his role, Mr. Ugwumba co-leads a multi-asset class investment team, and has an individual focus on sourcing, due diligence, and execution of healthcare and biotech venture capital transactions. He has led numerous investments in therapeutics companies in the US and Europe, across CNS, GI, cardiac, oncology, and infectious disease, and across modalities including small molecule, cell, gene, and regenerative therapy. Mr. Ugwumba also provides strategic advice to WIT, LLC’s healthcare and biotech portfolio companies and venture capital fund partners as a Director or Advisory Committee member. From 2015 to 2018, Mr. Ugwumba worked on the Private Credit and Infrastructure teams at Partners Group, a global private investment manager. He began his investment career as a public equity analyst at Neuberger Berman, and was a co-founder of Hunting Hill Global Capital  — a global event-driven hedge fund. Mr. Ugwumba received an MBA from the Johnson Graduate School of Management at Cornell University, and a BA in Political Science from Amherst College. He is a CFA, and CAIA charter holder. Mr. Ugwumba was selected to serve as a director because of his relevant experience and expertise and extensive knowledge of biotech investments.

David Matlin.    Mr. Matlin has been on Clene’s board of directors since 2020. Mr. Matlin is the Chief Executive Officer of MatlinPatterson Global Advisers LLC, a global private equity firm, which he co-founded in 2002. David was a former Managing Director at Credit Suisse First Boston and also a founding partner of Merrion Group, L.P. He currently serves on the public boards of Flagstar Bancorp, Inc. (NYSE: FBC) and U.S. Well Services, Inc. (NASDAQ: USWS), as well as privately held DermaSensor, Inc., Pristine Surgical, LLC, and Traffk, LLC. Mr. Matlin holds a Juris Doctor degree from the Law School of the University of California at Los Angeles and a BS in Economics from the Wharton School of the University of Pennsylvania. Mr. Matlin was selected to serve as a director due to his many years of experience successfully investing in and controlling a wide array of both mature and start-up businesses.

Jonathon Gay.    Mr. Gay is a Managing Partner at Kensington-SV Global Innovations LP (KSV), a growth stage investment firm which he co-founded in 2018. Prior to joining KSV, Mr. Gay served for five years as a Managing Partner and co-led the investment strategy of Kensington Capital Ventures, an investment group within Kensington Capital Holdings. While there, he oversaw transaction and execution of deals and monitored portfolio companies. Previous to co-leading KCV, he was a principal at KCH, a single-family office where he focused on PE/VC fund and direct investment strategies. Prior to joining KCH, Mr. Gay worked as a Vice President at HGGC in Palo Alto, California. While at HGGC, Mr. Gay performed functions in all aspects of the firm’s private equity practice including fund raising, investment sourcing, investment analysis and deal execution. Prior to joining HGGC, Mr. Gay served as an Operations Analyst at Sorenson Capital. Mr. Gay received his MBA from the Fuqua School of Business at Duke University. Mr. Gay was selected to serve as a director due to his investment experience in healthcare and biotech industries; expertise in venture, growth equity and late-stage investments; and proven business acumen.

Reed Wilcox.    Mr. Wilcox was a co-founder of Clene and served as its Chief Development Officer from March 2013 to September 2014. From January 2015 to September 2019, Mr. Wilcox has provided strategic innovation and growth consulting services to Clene. Mr. Wilcox has extensive experience in management, growth and strategy consulting, having served as Vice President and Director of Boston Consulting Group, co-founder and Chief Development Officer of General Resonance LLC, and founder and owner of Resonance RNW LLC. Since September 2014, Mr. Wilcox has been president, trustee and member of the board executive committee of Southern Virginia University, a private liberal arts college in Buena Vista, Virginia. Mr. Wilcox earned a bachelor’s degree in economics and international relations summa cum laude from Brigham Young University, MBA with High Distinction as a Baker Scholar from Harvard Business School, and Juris Doctor degree cum laude from Harvard Law School. Mr. Wilcox is an inventor on over 20 US patents and has extensive international business experience in Europe, China and Africa. His perspective as a co-founder of Clene and his strong background in strategy and innovation qualify him for service on the Board.

Dr. Fiona Costello.    Dr. Costello has been on Clene’s Board since December 2020. Dr. Costello is a professor affiliated with the Departments of Clinical Neurosciences and Surgery (Ophthalmology), University of Calgary and a Clinician Scientist with the Hotchkiss Brain Institute (HBI). She completed her medical school (1995) and Neurology residency training (2000) at Memorial University of Newfoundland, and then embarked on a clinical fellowship in Neuro-Ophthalmology at the University of Iowa (2000 – 2002). Her fellowship training was supported by an E.A. Baker Scholarship she received from the Canadian National Institute for the Blind. Since 2007, she has run a clinical practice in Calgary as a neuro-ophthalmologist, serving the needs of patients with disorders involving the visual pathways and the central nervous system. Dr. Costello’s area of research focuses on using the eye as a model for brain disorders including multiple sclerosis and tumors. In 2013, Dr. Costello was named Chair to the Roy and Joan Allen Investigatorship for Vision Research and was working to establish a translational vision research program at the HBI. She has published nearly 120 peer reviewed papers, 21 book chapters and has been invited to give over 220 national and international presentations at numerous academic venues. Dr. Costello’s advanced medical training and area of research make her valuable as a director in guiding the Company’s decisions regarding research, development and commercialization of its drug candidate products.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Clene’s executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead Clene as well as to motivate them to develop professionally and contribute to the achievement of Clene’s financial goals and ultimately to create and grow Clene’s overall enterprise value.

Clene’s named executive officers (“NEOs”) for 2020 are:

1.      Robert Etherington: Chief Executive Officer and President

2.      Mark Mortenson: Chief Science Officer

3.      Robert Glanzman, M.D., FAAN: Chief Medical Officer

Employment Agreements

Mr. Etherington is party to an Executive Officer letter agreement with Clene dated August 1, 2014 (the “Etherington Agreement”), which provides for a base salary of $300,000 per year (subject to periodic adjustment as determined by the Board), an annual incentive bonus of up to 30% of his base salary based on the achievement of performance objectives determined by the Board each year, eligibility to participate in Clene’s benefits plans and paid vacation. Mr. Etherington’s base salary in 2020 was $335,000. Mr. Etherington’s compensation was most recently adjusted in 2021, his base salary is now $415,000 per year and his annual incentive bonus can be up to 40% of his base salary. Mr. Etherington is also entitled to certain severance benefits upon a termination of his employment by Clene for a reason other than “cause” or his termination of his employment for “good reason.” Please see “— Severance Arrangements” for additional details.

Mr. Mortenson is party to an Executive Officer letter agreement with Clene dated August 1, 2014, which provides for a base salary of $300,000 per year (subject to periodic adjustment as determined by Clene’s employee compensation policies), and eligibility to participate in Clene’s benefits plans and paid vacation. Mr. Mortenson is entitled to an annual bonus with a target pay-out of 25% of his salary. Mr. Mortenson’s base salary in 2020 was $350,000. Mr. Mortenson’s base salary was most recently adjusted in 2021 and is now $385,000.

Dr. Glanzman is party to an Employment Agreement with Clene dated December 31, 2020 (the “Glanzman Agreement”), which provides for a base salary of $350,000 per year (subject to periodic adjustment as determined by Clene’s employee compensation policies), and eligibility to participate in Clene’s benefits plans and paid vacation. Dr. Glanzman is entitled to an annual bonus with a target pay-out of 25% of his salary. Dr. Glanzman’s base salary in 2020 was $350,000. Dr. Glanzman’s base salary was most recently adjusted in 2021 and is now $385,000. Dr. Glanzman may also receive pay in lieu of notice following the termination of his employment. See “— Severance Arrangements” for additional details.

Long-Term Incentive Compensation

The Plan provides for the grant of incentive and non-statutory stock options and restricted stock units and other forms of stock awards to employees, officers, directors, and consultants. Shares subject to options that are expired, terminated, surrendered or cancelled under the Plan without having been exercised will be available for future grants of awards. In addition, options for shares of Common Stock that are tendered to Clene by a participant to exercise an award are added back to the Plan’s option pool to increase the number of shares of Common Stock available for the grant of future awards. The exercise prices, vesting periods and other restrictions are determined at the discretion of the Board, except that the exercise price per share of options may not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options awarded under the Plan expire ten years after the grant date, unless the Board sets a shorter term. Stock options granted to employees, officers, members of the Board and consultants typically become exercisable over a four-year period. The purpose of the Plan is to align the interests of management with those of stockholders.

Severance Arrangements

Mr. Robert Etherington  — Pursuant to the Etherington Agreement, upon a termination of Mr. Etherington’s employment by Clene for a reason other than “cause” or Mr. Etherington’s termination of his employment for “Good Reason,” in exchange for execution and non-revocation of a comprehensive general release of claims, Mr. Etherington is entitled to receive one year of base salary, to be paid in accordance with Clene’s usual payroll practices. In addition, if Mr. Etherington’s employment is terminated by Clene for any reason other than “cause” or permanent disability, Clene will pay the same portion of his health insurance premiums of coverage under the Consolidated Omnibus Budget Reconciliation Action (“COBRA”) as it pays for active employees until the earliest of (i) the close of the three-month period following his termination of employment, (ii) the expiration date of his continuation coverage under COBRA or (iii) the date that he becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

The Etherington Agreement generally provides that “cause” means Mr. Etherington’s (i) unauthorized use or disclosure of Clene’s confidential information or trade secrets, which use or disclosure causes material harm to Clene, (ii) material breach of any written agreement between him and Clene, (iii) material failure to comply with Clene’s written policies or rules after receiving notice of such failure, (iv) conviction of, or his plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State, (v) gross negligence or willful misconduct in the performance of his duties to Clene, (vi) continuing failure to perform assigned duties after receiving written notification of the failure from the Board or (vii) failure to reasonably cooperate in good faith with a governmental or internal investigation of Clene or its directors, officers or employees, if Clene has requested his cooperation, unless such request by Clene or cooperation by him is contrary to law or his legal rights.

The Etherington Agreement generally provides that “good reason” means that Mr. Etherington resigns within 12 months after one of the following conditions has come into existence without his consent: (i) a reduction in his base salary by more than 10%, (ii) a material diminution of his authority, duties or responsibilities, (iii) his permanent disability or (iv) a relocation of his principal workplace by more than 50 miles; provided that a condition will not be considered “good reason” unless he gives Clene written notice of the condition giving rise to “good reason” within 90 days after the condition comes into existence and Clene fails to remedy the condition within 30 days after receiving his written notice.

Dr. Robert Glanzman  — Dr. Glanzman and Clene have entered into an agreement which entitles Dr. Glanzman to severance payments under certain conditions. If Dr. Glanzman’s employment is terminated by Clene for “Cause” as defined in the agreement or if he resigns without “Good Reason” as defined in the agreement, then Dr. Glanzman is entitled to receive the “Termination Amounts” as defined in the agreement. If Dr. Glanzman’s employment is terminated by Clene other than for “Cause,” or if Dr. Glanzman terminates his employment for “Good Reason,” then Dr. Glanzman is entitled to receive the Termination Amounts, and in exchange for a general release of claims, Dr. Glanzman will also be entitled to receive one year of his base salary in accordance with Clene’s usual payroll practices and any option he holds to purchase Clene stock will become fully exercisable. If Dr. Glanzman’s employment is terminated due to his permanent disability, Clene will reimburse him for monthly COBRA premiums he pays for himself and his dependents for up to 18 months unless he obtains substantially equivalent health insurance from a new employer.

The Glanzman Agreement generally provides that “cause” means Dr. Glanzman’s (i) unauthorized use or disclosure of Clene’s confidential information or trade secrets, which use or disclosure causes material harm to Clene, (ii) material breach of any written agreement between him and Clene, (iii) material failure to comply with Clene’s written policies or rules after receiving notice of such failure, (iv) conviction of, or his plea of “guilty” or “no contest” to, a felony involving moral turpitude under the laws of the United States or any State, (v) grossly negligent act that has the effect of materially injuring Clene, (vi) continuing failure to perform assigned duties after receiving written notification of the failure from the Board or (vii) failure to reasonably cooperate in good faith with a governmental or internal investigation of Clene or its directors, officers or employees, if Clene has requested his cooperation, unless such request by Clene or cooperation by him is contrary to law or his legal rights.

The Glanzman Agreement generally provides that “good reason” means that Dr. Glanzman resigns after one of the following conditions has come into existence without his consent: (i) a reduction in his base salary or his bonus eligibility, (ii) a material diminution of his authority, duties or responsibilities, (iii) any failure of Clene or an affiliate to pay Dr. Glanzman any amount owed to him, (iv) Clene’s failure to obtain an agreement from any of Clene’s successors to assume and agree to perform the Glanzman Agreement in the same manner and to the same extent that Clene would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (v) a relocation of his principal workplace by more than 50 miles; provided that a condition will not be considered “good reason” unless he gives Clene written notice of the condition giving rise to “good reason” within 30 days after the condition comes into existence and Clene fails to remedy the condition within 30 days after receiving his written notice.

The Glanzman Agreement generally provides that “Termination Amounts” means (i) any base salary owed to Dr. Glanzman through the date of termination; (ii) expense reimbursement amounts owed to Dr. Glanzman; (iii) all unpaid bonuses Dr. Glanzman earned prior to the termination date; (iv) a cash lump sum in respect to accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of termination; (v) any payments and benefits to which Dr. Glanzman (or his estate) is entitled pursuant to the terms of any employee benefit or compensation plan or program in which he participates (or participated); and (vi) any amount to which Dr. Glanzman is entitled pursuant to any other written agreements between the Company or any of its affiliates and Dr. Glanzman.

Compensation Actions Taken in 2020

In April 2020, a 3% cost of living adjustment raise was paid to all Clene employees including the executives, with the exception of Mr. Etherington. A bonus was paid to all employees in May 2020 calculated as a percentage of salary. This bonus included all the executives, with the exception of Mr. Etherington; Mr. Etherington’s bonus was paid in August 2020 at 40% of his salary as proposed by the Board and after receiving Board approval. In addition, in August 2020 after the close of the Series D capital raise, selected salary adjustments were paid to many Clene employees, including some of the executives as listed above at such salaries as noted.

Treatment of Equity Incentive Awards in Connection with the Merger

Upon closing of the merger, Clene stock options currently outstanding under the Plan converted into options to purchase the Parent’s common stock on the same basis as Clene common stock converted into Parent common stock.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of Clene’s NEOs for the years listed below:

Executive	Year	Base Salary	Bonus	Option Awards(1)	Non-Equity Comp	All Other	Total
Robert Etherington	2020	$335,000	$134,000	$0	$31,332	$4,500	$504,832
	2019	$335,000	$134,000	$6,151	$30,516	$4,504	$504,020
	2018	$335,000	$100,500	$0	$29,004	$0	$464,504

Mark Mortenson	2020	$350,000	$87,500	$104,278	$31,332	$4,500	$473,332
	2019	$327,818	$79,567	$43,449	$30,516	$4,619	$442,520
	2018	$309,000	$77,250	$0	$29,004	$0	$415,254

Robert Glanzman	2020	$350,000	87,500	$114,706	$9,703	$0	$447,203
	2019	$325,000	$40,625	$47,794	$5,052	$0	$370,677
	2018	0	$0		$0	$0	$0

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(1)      There have been no grants of stock to the NEOs. Stock options are valued using the Black-Scholes option pricing model. Given the absence of trading history of Clene’s common stock, the expected volatility is derived from the average historical stock volatilities of several unrelated public companies within Clene’s industry that Clene considers to be comparable to its own business over a period equivalent to the expected term of the stock option grants. The risk-free interest rate for periods within the contractual life of the stock options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected dividend is assumed to be zero as Clene has never paid dividends and has no current plans to do so. The expected term represents the period that stock-based awards are expected to be outstanding. For option grants that are considered to be in the ordinary course, Clene determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options. For other option grants, Clene estimates the expected term using historical data on employee exercises and post-vesting employment termination behavior taking into account the contractual life of the award. The assumptions used to calculate the value of the stock option awards granted in 2018 are presented in Clene’s financial statements. The weighted average grant-date fair values of options granted for the years ended December 31, 2020 and 2019 were $2.3923 and $1.5806, respectively. Additional shares may be issued to the NEOs pursuant to RSUs related to options they currently hold upon the expiration of the escrow under the Merger Agreement or the Company’s achievement of milestones under the Merger Agreement. The exact number of shares issuable under such RSUs is not determinable until the occurrence of these events.

Outstanding Equity Awards  — 2020

The following table provides information regarding outstanding equity awards for Clene’s NEOs as of December 31, 2020:

Name	Number of Securities (Underlying Unexercised Options Vested)(1)	Number of Securities (Underlying Unexercised Options Unvested)	Option Exercise Price ($)	Option Expiration Date
Robert Etherington(2)	1,092,777	—	$0.1515	7/30/2024
	428,674	—	$0.5304	11/22/2025

Mark Mortenson(3)	687,604	—	$0.1515	7/30/2024
	93,484	170,471	$2.5004	8/25/2029

Robert Glanzman(4)	102,833	187,519	$2.5004	8/25/2029
Total Awards through March 1, 2021

____________

(1)      Additional shares may be issued to the NEOs pursuant to RSUs related to options they currently hold upon the expiration of the escrow under the Merger Agreement or the Company’s achievement of milestones under the Merger Agreement. The exact number of shares issuable under such RSUs is not determinable until the occurrence of these events.

(2)      Vesting dates  — (a) 25% vested on 4/1/2014 and 1/48 vested monthly thereafter; (b) 25% vested on 4/1/2014 and 1/48 vested monthly thereafter.

(3)      Vesting dates  — (a) 25% vested 12/28/2013 and 1/48 vested monthly thereafter (b) 25% vested on 8/26/2019 and 1/48 vested monthly thereafter.

(4)      Vesting dates  — 25% vested on 8/26/2019 and 1/48 vested monthly thereafter.

Potential Payments Upon Termination or Change in Control

See “— Severance Arrangements.”

Equity Compensation Plan

Purpose of the 2020 Stock Plan

Our 2020 Stock Plan was approved by our stockholders as part of the Reverse Recapitalization. The purpose of the Plan is to attract and retain the services of (i) selected employees, officers, and directors of the combined company or any parent or subsidiary of Clene, and (ii) selected nonemployee agents, consultants, advisers, and independent contractors of Clene or any parent or subsidiary of Clene. The intention is to provide a means whereby the combined company can align the long-term financial interests of its employees, consultants, and directors with the financial interests of its stockholders. Our employee equity compensation program, as implemented under the Plan, will allow us to remain competitive with comparable companies in our industry by giving us the resources to attract and retain talented individuals to achieve our business objectives and build stockholder value. The ability to grant options and other equity-based awards will help the combined company to motivate employees, consultants, and directors and encourage them to devote their best efforts to the combined company’s business and financial success.

Description of the 2020 Stock Plan

Subject to adjustment for various corporate actions such as stock splits or mergers described in more detail below, the shares to be offered under the Plan will consist of Clene’s Common Stock, and the total number of shares of Common Stock that may be issued under the Plan shall be 12,000,000, all of which may be issued pursuant to Incentive Stock Options or any other type of award under the Plan. If an option or other award granted under the Plan expires, terminates or is cancelled, the unissued shares subject to that option or award shall again be available under the Plan. If shares awarded pursuant to the Plan are forfeited to or repurchased at original cost by the post-combined company, the number of shares forfeited or repurchased at original cost shall again be available under the Incentive Plan.

The Plan has been adopted and approved by the Board and became effective as of the closing of the Reverse Recapitalization (the “Effective Date”) by a vote of the stockholders. Options and stock awards may be granted at any time after the Effective Date and before termination of the Plan. The Plan will continue in effect until the earlier of (i) the date that is ten years after the Effective Date or (ii) such time as all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. Our Board may suspend or terminate the Plan at any time except with respect to options and stock awards then outstanding under the Plan. No options or stock awards may be granted under the Plan after its termination. Termination does not affect any outstanding options or stock awards, any right of ours to repurchase shares or the forfeitability of shares issued under the Plan.

The Plan is administered by our Board or compensation committee to which the Board may delegate any or all authority for the administration of the Plan. If authority is delegated to the compensation committee, all references to the Board in the Plan and in this description shall mean and relate to the committee, except (i) as otherwise provided by the Board and (ii) that only the Board may amend or terminate the Plan. The Board or the compensation committee shall determine and designate the individuals to whom options or other awards shall be made (“Recipients”), the number of such options or awards, and the other terms and conditions of such options or awards. Subject to the provisions of the Plan and applicable law, the Board may adopt and amend rules and regulations relating to the administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares, and make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board shall be final and conclusive. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner, and to the extent it deems expedient to carry the Plan into effect, and the Board shall be the sole and final judge of such expediency.

Our Board may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) grant options other than incentive stock options; and (iii) grant stock awards as defined in the Plan. Awards may be made to employees, including employees who are officers or directors, and to other individuals selected by the Board; provided, however, that only our employees or any of our parent or subsidiary are eligible to receive incentive stock options. The Board will select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

With respect to each option grant, the Board will determine the number of shares subject to the option, the exercise price, the duration of the option, the times at which the option may be exercised and whether the option is an incentive stock option or a non-statutory stock option. The exercise price per share will be determined by the Board at the time of the grant. The exercise price will not be less than 100% of the fair market value of the Common Stock covered by the option at the date the option is granted (110% for holders of 10% or more of our voting power). The fair market value will be the closing price of the Common Stock on the last trading day before the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board in good faith. No Recipient of any option or other award under the Plan will have any rights as a stockholder with respect to any shares of Common Stock subject to such option or award until the date the Recipient becomes the holder of record of such shares.

The Board may issue shares under the Plan as stock awards for any form of consideration determined by the Board, including promissory notes and services and including no consideration or such minimum consideration as may be required by law. Stock awards shall be subject to the terms, conditions, and restrictions determined by the Board. The restrictions may include restrictions concerning transferability, repurchase by the post-combined company, and forfeiture of the shares issued, together with any other restrictions determined by the Board. Stock awards subject to restrictions may be either restricted stock awards under which shares are issued immediately upon grant subject to forfeiture if vesting conditions are not satisfied or restricted stock unit awards under which shares are not issued until after vesting conditions are satisfied. The related stock award agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Board. No shares shall be issuable under a restricted stock unit award or similar stock award after the expiration of ten years from the date such award is granted.

We may require any Recipient of a stock award to pay to us in cash or by check amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the Recipient fails to pay the amount demanded, we may withhold that amount from other amounts payable to the Recipient, including salary, subject to applicable law. With the Board’s consent, a Recipient may satisfy this obligation, in whole or in part, by instructing us to withhold from any shares to be issued or by delivering to us other shares of Common Stock of Clene; provided, however, that the number of shares so withheld or delivered shall not exceed the amount necessary to pay tax withholding to each jurisdiction calculated at the maximum tax rate applicable to income earned in that jurisdiction.

If our outstanding Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any stock split, reverse stock split, combination of shares, dividend payable in shares, recapitalization, reclassification or other distribution of Common Stock to stockholders generally without the receipt of consideration by us, appropriate adjustment will be made by the Board in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board will make appropriate adjustments in (i) the number and kind of shares subject to outstanding awards, and (ii) the exercise price per share of outstanding options, so that the Recipient’s proportionate interest before and after the occurrence of the event is maintained. Unless otherwise determined by the Board, in the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which we are a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets, the Board shall, in its sole discretion and to the extent possible under the structure of the transaction and the Plan, with respect to each outstanding option and stock award under the Plan, choose how options and awards shall be handled.

The Board may at any time modify or amend the Plan in any respect; provided, however, that any modification or amendment of the Plan shall be subject to stockholder approval to the extent required under applicable law or the rules of Nasdaq. No change in an option or other award already granted shall be made without the written consent of the Recipient if the change would adversely affect such Recipient.

DIRECTOR COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is currently reviewing a director compensation policy but has not yet adopted one. The following table provides information regarding non-statutory stock option awards made to directors for the years listed below:

Name/Year	Option Awards ($)(1)	All other Compensation ($)	Total ($)
Shal Jacobovitz(2)
2018	313,500	0	313,500
2019	0	0
2020	0	0
Alison Mosca(3)
2018	NA	NA	NA
2019	94,049	0	94,049
2020	0	0	0

____________

(1)      There have been no grants of stock to the directors. Stock options are valued using the Black-Scholes option pricing model. Given the absence of trading history of Clene’s Common Stock, the expected volatility is derived from the average historical stock volatilities of several unrelated public companies within Clene’s industry that Clene considers to be comparable to its own business over a period equivalent to the expected term of the stock option grants. The risk-free interest rate for periods within the contractual life of the stock options is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected dividend is assumed to be zero as Clene has never paid dividends and has no current plans to do so. The expected term represents the period that stock-based awards are expected to be outstanding. For option grants that are considered to be in the ordinary course, Clene determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options. For other option grants, Clene estimates the expected term using historical data on employee exercises and post-vesting employment termination behavior taking into account the contractual life of the award. The weighted average grant-date fair value of options granted to Directors during 2018 was $0.833, and during 2019 was $2.500, and no options were granted to Directors in 2020. Additional shares may be issued to these directors pursuant to RSUs related to options they currently hold upon the expiration of the escrow under the Merger Agreement or the Company’s achievement of milestones under the Merger Agreement. The exact number of shares issuable under such RSUs is not determinable until the occurrence of these events.

(2)      395,933 options to purchase Common Stock at an exercise price of $0.833 per share.

(3)      39,593 options to purchase Common Stock at an exercise price of $2.500 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In August 2018, in conjunction with an investment made in the Company’s Series C Preferred Stock and Series C Preferred Stock Warrants by 4Life, LLC, an investor, the Company entered into a supply agreement with the investor. Under the terms of this agreement, the Company granted the investor an exclusive license to pursue development of dietary supplements using certain of the Company’s intellectual property (IP). The exclusive rights to the IP will be for a term of 5 years from the commencement of sales of licensed product by the investor, with a deemed commencement date of January 1, 2023 if sales have not yet commenced, and is subject to annual minimum sales. The agreement may be renewed for additional 5-year terms. If the investor fails to meet the annual minimum sales requirements, the investor may pay an additional fee to maintain exclusivity or have the investor’s license converted to non-exclusive rights. As part of this agreement, the Company will provide non-pharmaceutical product to the investor for development efforts and potential future production, and the investor is to pay royalties of 3% of incremental sales, as defined in the agreement. As of December 31, 2020, the Company had sold $70 thousand of product under this agreement, as well as $62 thousand of product not under this agreement, and received $0.1 million in advance to be applied against future sales of product under this agreement. The Company recorded this advanced amount as deferred revenue as of December 31, 2020 within accrued liabilities, and the Company expects to fulfil the performance obligations to release the deferred revenue in the first half of 2021 as the investor purchases product. The investor has not yet made commercial sales of their products under the agreement, and as such the Company has not yet earned royalty revenues. As of and for the year ended December 31, 2019, the Company had not sold any product under this agreement, and there were no balances outstanding due to or from the investor.

Clene did not have any material related party transactions during 2018, or 2019.

Registration Rights Agreements

In connection with the Reverse Recapitalization, Clene entered into a Registration Rights Agreement with certain of Clene’s current stockholders that provided for the registration of approximately 21.3 million shares of Common Stock being issued to Clene’s stockholders in connection with the transactions. These Clene stockholders are entitled to (i) make a written demand for registration under the Securities Act of all or part of their closing payment shares (up to a maximum of two demands in total), and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Reverse Recapitalization. Clene will bear the expenses incurred in connection with the filing of any such registration statements.

All of the shares of Common Stock subject to the Registration Rights Agreement were registered on an S-1 registration statement that became effective in March 2020.

Lock-Up Agreements

Clene entered into Lock-Up Agreements with certain Clene stockholders individually beneficially owning more than 2.5% of Clene’s Common Stock in December 2020 (an aggregate of 36,854,068 shares of our Common Stock). The Lock-Up Agreements provide that these stockholders will not, for at the least six months from the closing of the Reverse Recapitalization and subject to certain exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the ordinary shares issued in connection with the Acquisition Merger, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any of these transactions are to be settled by delivery of any such shares, in cash, or otherwise. Such lock-up provisions will not apply to the transfer by gift or court order, or transfers to permitted transferees such as immediate family members or affiliates, provided that any such transferee will also be subject to the Lock-Up Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock by:

•        each person known to the Company who is the beneficial owner of more than 5% of any class of Company shares;

•        each of the Company’s executive officers and directors; and

•        all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Accordingly, all Common Stock subject to options or warrants that are exercisable within 60 days of March 31, 2021 are deemed to be outstanding and beneficially owned by the holders of such options or warrants for the purpose of calculating the holder’s beneficial ownership. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws.

The percentage ownership of the Company is based on 59,526,171 shares of Common Stock issued and outstanding as of March 31, 2021, which includes (i) the issuance of the 53,247,318 shares of Common Stock in the Acquisition Merger, (ii) 2,716,958 shares of Common Stock that are subject to escrow, as described in the Merger Agreement; (iii) the issuance of 1,322,395 shares of Company Common Stock to the Tottenham stockholders in connection with the Reincorporation Merger (after redemptions); and (iv) 2,239,500 PIPE Shares that were issued at the closing of the Reverse Recapitalization.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Class(3)
Executive Officers and Directors
Robert Etherington(4)	1,614,245	2.6%
Mark Mortenson(5)	1,140,567	1.9%
Robert Glanzman(6)	305,633	*
Shalom Jacobovitz(7)	470,979	*
Alison H. Mosca(8)(9)(10)	5,419,916	9.0%
John H. Stevens(11)(12)	396,226	*
Reed N. Wilcox(13)	575,145	1.0%
Jonathon T. Gay(14)(15)	1,428,392	2.4%
David J. Matlin(16)	1,271,213	2.1%
Chidozie Ugwumba	—	*
Dr. Fiona Costello	—	*
Tae Heum “Ted” Jeong(17)(18)	1,181,000	2.0%
All Executive Officers and Directors as of March 31, 2021	13,787,066	21.2%

5% or greater holders
Kensington Investments, L.P.(19)(20)	3,895,901	6.4%
United Therapeutics Corporation(21)	4,168,813	7.0%
4Life Research LLC(22)	3,996,896	6.7%
AK Holdings Company, LC(23)(24)	6,160,558	10.2%
General Resonance(25)	15,976,272	26.8%
Thomas Layton Walton(25)	3,759,599	6.3%

____________

*        Less than 1% of our total outstanding shares on an as converted basis.

(1)      Unless otherwise indicated, the business address of our directors and executive officers is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121.

(2)      These amounts include shares and options that are currently escrowed, in accordance with the Merger Agreement, but do not include any possible performance-based awards that are outlined in the Merger Agreement. Additional shares may be issued to the NEOs pursuant to RSUs related to options they currently hold upon the expiration of the escrow under the Merger Agreement or the Company’s achievement of milestones under the Merger Agreement. The exact number of shares issuable under such RSUs is not determinable until the occurrence of these events.

(3)      Percentage ownership is calculated by dividing the number of shares of Company Common Stock beneficially owned by such person or group by the sum of the number of shares that the individual or group has the right to acquire within 60 days of March 31, 2021, plus 59,526,171 shares of Company Common Stock outstanding as of March 31, 2021.

(4)      This amount includes 1,601,528 shares subject to options that are exercisable within 60 days of March 31, 2021 and includes 12,717 shares of Common Stock that are owned by RDE RX Ventures LLC. Mr. Etherington is the Manager of RDE RX Ventures, LLC The shares owned by RDE RX Ventures, LLC may also be deemed to be beneficially owned by Mr. Etherington.

(5)      This amount includes 1,001,643 shares subject to options that are exercisable within 60 days of March 31, 2021.

(6)      This amount includes 305,633 shares subject to options that are exercisable within 60 days of March 31, 2021.

(7)      This amount includes 416,772 shares subject to options that are exercisable within 60 days of March 31, 2021.

(8)      This amount includes 41,677 shares subject to options that are exercisable within 60 days of March 31, 2021.

(9)      Includes 1,449,945 shares of Common Stock that are owned by the Robert C. Gay 1998 Family Trust. Ms. Mosca is the trustee of the Robert C. Gay 1998 Family Trust. The shares owned by the Robert C. Gay 1998 Family Trust may also be deemed to be beneficially owned by Ms. Mosca.

(10)    Includes 3,895,901 shares of Common Stock that are owned by Kensington Investments, L.P. Ms. Mosca is the chief executive officer of Kensington Investments, L.P. The shares owned by Kensington Investments may also be deemed to be beneficially owned by Ms. Mosca.

(11)    This amount includes 287,573 shares subject to options that are exercisable within 60 days of March 31, 2021.

(12)    This amount includes 108,653 shares of Common Stock that are owned by the John H Stevens and Marcia Kirk Stevens Family Trust. Mr. Stevens is the trustee of the John H Stevens and Marcia Kirk Stevens Family Trust. The shares owned by the John H Stevens and Marcia Kirk Stevens Family Trust may also be deemed to be beneficially owned by Mr. Stevens.

(13)    This amount includes 555,696 shares subject to options that are exercisable within 60 days of March 31, 2021.

(14)    This amount includes 215,679 shares subject to options that are exercisable within 60 days of March 31, 2021.

(15)    This amount includes 1,164,750 shares of Company Common Stock that are owned by KSV Gold, LLC. Mr. Gay is a member of KSV Gold, LLC’s management team. The shares owned by KSV Gold, LLC may also be deemed to be beneficially owned by Mr. Gay. However, Mr. Gay has no control over how the shares owned by KSV Gold, LLC are voted and disclaims all shares for which he does not have a pecuniary or profits interest.

(16)    This amount includes 100,000 shares of Common Stock that are owned by the Matlin Family Trust 2020. Mr. Matlin is the trustee of the Matlin Family Trust 2020. The shares owned by the Matlin Family Trust may also be deemed to be beneficially owned by Mr. Matlin.

(17)    This amount includes 16,250 shares subject to options that are exercisable within 60 days of March 31, 2021 and includes 1,164,750 shares of Company Common Stock that are owned by KSV Gold, LLC. Mr. Jeong is a member of KSV Gold, LLC’s management team. The shares owned by KSV Gold, LLC may also be deemed to be beneficially owned by Mr. Jeong. However, Mr. Jeong has no control over how the shares owned by KSV Gold, LLC are voted and disclaims all shares for which he does not have a pecuniary or profits interest.

(18)    This amount includes 16,250 shares subject to options that are exercisable within 60 days of March 31, 2021.

(19)    The shares owned by Kensington Investments, L.P. may also be deemed to be owned by Robert C. Gay and Ms. Mosca. Robert C. Gay is the founder and majority equity holder of Kensington Investments L.P. and Ms. Mosca is the chief executive officer of Kensington Investments L.P. The registered address of Kensington Investments, L.P. is 26 Patriot Place, Suite 301, Foxborough, MA 02035.

(20)    This amount includes approximately 744,010 shares that would be issued to Kensington Investments, L.P. if it elected to convert its Series A warrant and 160,221 shares that would be issued to Kensington Investments, L.P. if it elected to convert its senior warrant.

(21)    United Therapeutics Corporation is a public company traded on Nasdaq and its board of directors exercises voting and dispositive power concerning Clene’s Common Stock. The registered address of United Therapeutics Corporation is 1040 Spring Street, Silver Spring, MD 20910.

(22)    The shares owned by 4Life Research, LLC may also be deemed to be beneficially owned by David T. Lisonbee. Mr. Lisonbee is the chairman of 4Life Research, LLC. The registered address of 4Life Research, LLC is 9850 South 300 West, Sandy, UT 84070.

(23)    The shares owned by AK Holdings Company, LC may also be deemed to be beneficially owned by Alan and Karen Ashton. Mr. and Ms. Ashton each own 50% of AK Holdings Company, LC and Mr. Ashton is the chief executive officer of AK Holdings Company, LC. The registered address of AK Holdings Company, LC is 3200 W. Clubhouse Dr., Suite 200, Lehi UT 84043.

(24)    This amount includes approximately 864,660 shares that would be issued to AK Holdings Company, LC if it elected to convert its Series A warrant and 160,220 shares that would be issued to AK Holdings Company, LC if it elected to convert its senior warrant.

(25)    General Resonance is a limited liability company and its board of managers exercises voting and dispositive power concerning Clene’s Common Stock. The registered address of General Resonance is 6510 S Millrock Dr, Suite 250, Holladay, UT 84121.

(26)    The shares beneficially owned by Mr. Walton are those over which he indirectly exercises sole investment power. The registered address for Mr. Walton is PO Box 1860, Bentonville, AR 72712.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to Clene Inc.’s audited financial statements for the year ended December 31, 2020.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our accounting and financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available in the “Governance” section of our website at www.clene.com. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market standards.

Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm for the fiscal year ended December 31, 2020, was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC.

In the course of its oversight of our financial reporting process, the Audit Committee:

•        reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2020;

•        discussed with PwC the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees;

•        received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

•        reviewed with management and PwC our critical accounting policies;

•        discussed with management the quality and adequacy of our internal controls;

•        discussed with PwC any relationships that may impact their objectivity and independence; and

•        considered whether the provision of non-audit services by PwC is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Alison Mosca, Chair

Chidozie Ugwumba

Shalom Jacobovitz

Dismissal of PricewaterhouseCoopers LLP

On March 30, 2021, the Audit Committee of the Board of Directors (the “Audit Committee”) of Clene Inc. (the “Company”) approved the dismissal of PricewaterhouseCoopers LLP (“PwC”), which was then serving as the Company’s independent registered public accounting firm. PwC was dismissed on March 30, 2021 as the Company’s independent registered accounting firm, effective immediately.

PwC’s reports on the Company’s financial statements for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles except for (i) the emphasis of matter discussed relating to the Company needing additional financing or a collaboration agreement to fund future operations in the 2020 report, and (ii) the substantial doubt about the Company’s ability to continue as a going concern disclosed in the 2019 report.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019 and the subsequent interim period through March 30, 2021 there were no (i) disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with PwC on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weaknesses identified related to (i) an ineffective control environment commensurate with its financial reporting requirements, including (a) lack of a sufficient number of trained professionals with an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately; and (b) lack of structures, reporting lines and appropriate authorities and responsibilities to achieve financial reporting objectives, which contributed to the following additional deficiencies (each of which individually represents a material weakness) in Clene’s internal control over financial reporting; (ii) lack of formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of account reconciliations and journal entries; (iii) lack of segregation of duties related to manual journal entries, including the ability to both prepare and post manual journal entries without an independent review by someone without the ability to prepare and post manual journal entries; (iv) lack of formal accounting policies related to complex transactions specifically related to warrants to purchase preferred stock and convertible promissory notes with embedded derivatives and the completeness and accuracy of the data used in the valuation; and (v) ineffective controls over certain information technology (“IT”) general controls for IT systems.

The Company provided PwC with a copy of the foregoing disclosures prior to the filing of the Company’s Current Report on Form 8-K and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree. PwC’s letter is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 2, 2021.

Appointment of Deloitte & Touche LLP

On March 31, 2021, the Audit Committee, under delegated authority of the Board, appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021, effective immediately. During our two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through March 31, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees for 2020

PwC, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2020. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

The aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2020 are as follows:

Fiscal Year	2020
Audit Fees(1)	$2,426,000
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$2,426,000

____________

(1)      Audit Fees consist of professional services rendered for the audits of our financial statements and reviews of quarterly financial statements. The Audit Fees also include fees of $1,456,000 related to services performed in connection with the Reverse Recapitalization, which was completed in December 2020.

Our Audit Committee has adopted procedures requiring the pre-approval of all non-audit (including tax) services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. For engagements for audit-related or tax-related services within a specified dollar limit, the Chair of the Audit Committee has authority to provide such prior approval, and she reports to the full committee whenever she has exercised that authority. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period, would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

Dismissal of Friedman LLP in December 2020

On December 30, 2020, the audit committee of our Board dismissed Friedman LLP (“Friedman”), Tottenham’s independent registered public accounting firm prior to the Reverse Recapitalization, effective following the completion of the Company’s review of the quarter ended September 30, 2020, which consists only of the accounts of Tottenham, the pre-Reverse Recapitalization special purpose acquisition company.

The report of Friedman on Tottenham’s financial statements as of December 31, 2019 and 2018, and for the years ended December 31, 2019 and 2018, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the years ended December 31, 2019 and 2018, and the subsequent interim period through December 30, 2020, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Friedman’s engagement and the subsequent interim period through December 30, 2020.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) under the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 3 filed on January 28, 2021 for Dr. Fiona Costello related to Dr. Costello being elected to the Board.

OTHER BUSINESS

We know of no other matters to be submitted to a vote of stockholders at the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. For future annual meetings, in order for any stockholder to nominate a candidate or to submit a proposal for other business to be acted upon at a given annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our amended and restated bylaws, as described under “Stockholder Proposals.”

Exhibit A

Second Amended and Restated Certificate of Incorporation

of Clene Inc.

(See attached)

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CLENE INC.

Article I

Section 1.1  Name. The name of the Corporation is Clene Inc. (the “Corporation”).

Article II

Section 2.1  Address. The registered office of the Corporation in the State of Delaware is 9 E. Loockerman Street, Suite 311, Dover, Kent County, Delaware 19901; and the name of the Corporation’s registered agent at such address is Registered Agent Solutions, Inc.

Article III

Section 3.1  Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation was first incorporated on August 12, 2020.

Article IV

Section 4.1  Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 151,000,000 shares, consisting of (i) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”), and (ii) 150,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation or any certificate of designation relating to any series of Preferred Stock. The filing of this Certificate of Incorporation shall occur on the closing date of the transactions contemplated by that certain Merger Agreement, dated as of September 1, 2020, by and among Clene Nanomedicine, Inc., Fortis Advisors LLC, Tottenham Acquisition I Ltd., the Corporation (formerly known as Chelsea Worldwide Inc.) and Creative Worldwide Inc.

Section 4.2  Preferred Stock.

(A)    The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(B)    Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designations relating to such series).

Section 4.3  Common Stock.

(A)    Voting Rights.

(1)    Except as otherwise provided in this Certificate of Incorporation or as provided by law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

(2)    Except as otherwise provided in this Certificate of Incorporation or required by applicable law, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.

(B)    Dividends and Distributions.

(1)    Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Common Stock shall be entitled to receive ratably, taken together as a single class, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.

(C)    Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over the Common Stock as to distributions upon dissolution or liquidation or winding up shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.

(D)    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a number of shares equal to the number of shares of Common Stock into which the number of shares of then-outstanding Preferred Stock could be converted pursuant to the terms of such Preferred Stock.

Article V

Section 5.1  By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as the same may be amended from time to time, the “By-Laws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the By-Laws or pursuant to applicable law, the affirmative vote of the holders of at least 662/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of Article I, Article II or Article IV of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith and, with respect to any other provision of the By-Laws of the Corporation, the affirmative vote of the holders of at least a majority of the total voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the By-Laws of the Corporation, or to adopt any provision inconsistent therewith.

Article VI

Section 6.1  Board of Directors.

(A)    Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.

(B)    The directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date of filing of this Certificate of Incorporation (the “Filing Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Filing Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Filing Date. At each annual meeting of stockholders following the Filing Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Any such director shall hold office until the annual meeting of stockholders at which such director’s term expires and until such director’s successor shall be elected and qualified, or such director’s earlier death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class.

(C)    Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected by the Board to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(D)    Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of at least 662/3% of the total voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(E)    Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(A), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(A) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly.

(F)    Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.

Article VII

Section 7.1  Meetings of Stockholders. Any action required or permitted to be taken by the holders of stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Corporation then in office; provided, however, that any action expressly permitted by the certificate of designation relating to one or more series of Preferred Stock to be taken by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation or as otherwise provided in the By-Laws.

Article VIII

Section 8.1  Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.

Section 8.2  Indemnification. To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others. Any amendment, repeal or modification of the foregoing provisions of this Section 8.2 shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

Article IX

Section 9.1  DGCL Section 203 and Business Combinations.

(A)    The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

(B)    Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1)    prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(2)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(3)    at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(C)    For purposes of this Article IX, references to:

(1)    “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2)    “associate” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3)    “business combination” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(a)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (i) with the interested stockholder, or (ii) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 9.1(B) of this Article IX is not applicable to the surviving entity;

(b)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(c)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection (c) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(d)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(e)    any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4)    “control” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing Section 9.1(B) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(5)    “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include (x) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (x) such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(6)    “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(a)    beneficially owns such stock, directly or indirectly; or

(b)    has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(c)    has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(7)    “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8)    “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(9)    “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

Article X

Section 10.1  Competition and Corporate Opportunities.

(A)    In recognition and anticipation that members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities (each, as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(B)    No Non-Employee Director or his or her Affiliates or Affiliated Entities (the Persons (as defined below) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.1(C) of this Article X. Subject to Section 10.1(C) of this Article X, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(C)    The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered or presented to, or acquired or developed by, such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 10.1(B) of this Article X shall not apply to any such corporate opportunity.

(D)    In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

(E)    For purposes of this Article X, (i) “Affiliate” shall mean (a) in respect of a member of the Board, any Person that, directly or indirectly, is controlled by such member of the Board (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (x) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (y) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (z) any Affiliate of any of the foregoing; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(F)    To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

(G)    Any alteration, amendment, addition to or repeal of this Article X shall require the affirmative vote of at least 662/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-Laws or applicable law.

Article XI

Section 11.1  Severability. If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.

Article XII

Section 12.1  Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation (a) arising pursuant to any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated, including by means of certificate of designation relating to preferred stock) or the By-Laws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under the Securities Act of 1933, as amended. Notwithstanding the foregoing, the provisions of this Article XII will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Article XIII

Section 13.1  Amendments. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 662/3% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XII and this Article XIII. Except as expressly provided in the foregoing sentence and the remainder of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CLNN2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. BROADRIDGE CORPORATE ISSUER SOLUTIONS C/O CLENE INC. P.O. BOX 1342 BRENTWOOD, NY 11717 D44920-P53331 For All Withhold All For All Except CLENE INC. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Fiona Costello, M.D. 02) Jonathon T. Gay 03) Reed N. Wilcox For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. Proposal to adopt the Second Amended and Restated Certificate of Incorporation of Clene Inc. The Board of Directors recommends you vote FOR the following proposal: ! ! ! 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. D44921-P53331 CLENE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS May 18, 2021 The shareholder(s) hereby appoint(s) Ted Jeong and Jerry Miraglia, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Clene Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 p.m., Mountain Time on Tuesday May 18, 2021. The Annual Meeting will be a completely virtual meeting of shareholders and will be conducted via a live audio webcast at https://www.virtualshareholdermeeting.com/CLNN2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE